UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2026

NEWTON GOLF COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NWTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2026, Newton Golf Company, Inc. (the “Company”) entered into Exchange Agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with certain holders (the “Holders”) of existing convertible promissory notes (the “Existing Notes”) previously issued by the Company. Pursuant to the Exchange Agreements, the Company agreed to issue an aggregate of 24,092.61 shares of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in exchange for an aggregate of approximately $2.3 million of Existing Notes, inclusive of accrued interest (the “Exchange”).

The number of shares of Series A Preferred Stock issued to each Holder (the “Exchange Shares”) was determined by dividing 105% of the outstanding principal amount (including accrued interest to the date of exchange) of the applicable Existing Note by the Original Issue Price of $1.00 per share. As described in Item 5.03 below, the Series A Preferred Stock is convertible into shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) at an initial conversion price of $1.00 per share.

The Exchange Agreements contain customary representations, warranties, and covenants of the Company and the Holders. The Exchange was made in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts exchanges by the issuer with existing security holders where no commission or remuneration is paid for soliciting the exchange. The Chairman of the Company’s Board of Directors participated in the Exchange on the same terms as other Existing Note holders.

In connection with the Exchange, the Company and each Holder also entered into a Registration Rights Agreement, dated July 6, 2026 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file an initial registration statement within 30 days of the date of the Registration Rights Agreement covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and use commercially reasonable efforts to have such registration statement declared effective within 45 calendar days of the filing date (or 90 calendar days in the event of a full review by the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Exchange Agreements and Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Note Exchange Agreement and Form of Registration Rights Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Items 1.01 and 5.03 are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange described in Item 1.01 above, on July 8, 2026, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock. The Certificate of Designation became effective upon filing. The Certificate of Designation authorizes up to 50,000 shares of Series A Preferred Stock.

The material terms of the Series A Preferred Stock, as set forth in the Certificate of Designation, are summarized below:

Ranking. The Series A Preferred Stock ranks senior to the Common Stock and all other Junior Securities with respect to dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company.

Dividends. Holders of Series A Preferred Stock are entitled to (i) participate equally and ratably with holders of Common Stock in all dividends paid on Common Stock (on an as-converted basis), and (ii) an annual dividend at a rate of 10.00% per annum of the Original Issue Price, payable annually in arrears on each Annual Dividend Payment Date. Annual Dividends may be paid in cash, by PIK Dividend (an increase to the Stated Value), or allowed to accrue as unpaid Cash Dividends, at the Company’s sole discretion; provided, the Company may not make any PIK Dividend election to the extent such election would violate exchange listing standards, including Nasdaq Marketplace Rule 5635.

Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, holders of Series A Preferred Stock are entitled to receive, before any payment to holders of Junior Securities, an amount per share equal to the Original Issue Price plus all accrued and unpaid PIK Dividends and accrued and unpaid Cash Dividends (the “Liquidation Preference”). The Series A Preferred Stock is not redeemable for cash at the option of the holders, and the Company is not required to settle in cash except upon a Liquidation.

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder into shares of Common Stock determined by dividing the Stated Value by the Conversion Price, divided by 100. The initial Conversion Price is $1.00 per share. The Conversion Price is subject to proportional adjustment for stock splits, stock dividends, combinations, recapitalizations, and similar events.

Forced Conversion. The Company may require conversion of all outstanding shares of Series A Preferred Stock if the closing price of Common Stock equals or exceeds $3.00 per share for 10 consecutive trading days, provided a resale registration statement covering the underlying shares of Common Stock is effective at the time of such forced conversion.

Change of Control Conversion. Upon a Change of Control, all shares of Series A Preferred Stock automatically convert into Common Stock immediately prior to consummation of such transaction, and holders participate on an as-converted basis with holders of Common Stock. The Series A Preferred Stock is not redeemable for cash in connection with a Change of Control.

Voting. Subject to certain exceptions, the holders of Series A Preferred Stock vote together with holders of Common Stock as a single class on an as-converted basis, subject to the Beneficial Ownership Limitation (as described below).

Protective Provisions. For so long as at least 25% of the shares of Series A Preferred Stock originally issued remain outstanding, the Required Holders must consent to: (a) any amendment to the Company’s organizational documents that would disproportionately and adversely affect the Series A Preferred Stock, (b) the issuance of any equity securities that are senior to the Series A Preferred Stock in liquidation preference, or (c) any voluntary filing for bankruptcy by the Company.

Beneficial Ownership Limitation. No holder may convert shares of Series A Preferred Stock to the extent that, after giving effect to such conversion, such holder (together with its affiliates and any other Attribution Parties) would beneficially own in excess of 4.99% of the outstanding shares of Common Stock (unless notice was given prior to closing or otherwise subject to increase to up to 19.99% upon 61 days’ prior notice to the Company). In no event shall any holder beneficially own in excess of 19.99% of the outstanding shares of Common Stock without stockholder approval.

Preemptive Rights. Holders of Series A Preferred Stock have pro rata participation rights in Subsequent Offerings by the Company (subject to certain exceptions, including Exempt Issuances and at-the-market offerings).

Information Rights. For so long as holders of at least 10% of the outstanding shares of Series A Preferred Stock remain outstanding, the Company shall provide audited annual financial statements and unaudited quarterly financial statements to such holders, which obligation is deemed satisfied by timely filings with the SEC.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock of Newton Golf Company, Inc.
10.1	Form of Note Exchange Agreement
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2026	NEWTON GOLF COMPANY, INC.

	By:	/s/ Akinobu Yorihiro
Akinobu Yorihiro
Interim Chief Executive Officer and Chief Technology Officer